Exhibit 99.1

  GUESS?, INC. REPORTS RECORD RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2006
                       - RAISES FISCAL YEAR 2008 GUIDANCE

     Fourth Quarter EPS Increased by 74%, to $0.99 Versus $0.57 Last Year

    Full Year 2006 EPS Increased by 105%, to $2.68 Versus $1.31 Last Year

    Company Raises EPS Guidance for Current Fiscal Year to $3.30 to $3.40

    Fourth Quarter Highlights

    - Revenues grew 25% to $346.4 million

    - Operating margin improved 480 basis points to 20.5%

    - Net earnings grew 77% to $45.7 million

    2006 Highlights

    - Revenues grew 27% to $1.19 billion

    - Operating margin improved 540 basis points to 16.3%

    - Net earnings grew 109% to $123.2 million

    LOS ANGELES, Feb. 14 /PRNewswire-FirstCall/ -- Guess?, Inc. (NYSE: GES) today reported financial results for the fourth quarter and full year ended December 31, 2006.

    Fourth Quarter 2006 Results

    For the fourth quarter of 2006, the Company reported record revenues and record net earnings of $45.7 million, an increase of 77.1% compared to net earnings of $25.8 million for the quarter ended December 31, 2005. Diluted earnings per share increased 73.7% to $0.99 per share in the current quarter versus $0.57 per share in the fourth quarter of last year.

    Paul Marciano, Chief Executive Officer, commented, "The globalization of the Guess? brand is in full drive and delivering strong financial results. I am very pleased with our outstanding performance in the fourth quarter, which represented our 14th consecutive quarter of earnings growth. We drove double-digit top line growth in each of our businesses with Europe and licensing posting the largest increases. Our wholesale business showed outstanding growth this period and our retail stores generated double-digit same store sales increases. All businesses contributed significantly to the earnings growth across all regions of the world and generated strong operating margins in the period.

    "Our 2006 results mark our second straight year where net income doubled from the year-ago level. This performance places 2006 as Guess?'s best year ever, with record revenues and record earnings. All our business segments operated with double-digit operating margins and provided tremendous balance to our well-diversified business model.

    "We have a unique business format in our market. As we look ahead, we continue to see the globalization of our brand as our main focus in 2007 and beyond. In North America, we plan to continue our retail development of all our retail formats, including the launch of our newest concept, G by Guess. Internationally, we plan to execute on our strategies to develop the European and Asian markets, both of which present outstanding growth opportunities for Guess? in our denim line, our Guess by Marciano contemporary line, Marciano and accessories. We have strong management in each region of the world and we have a powerful brand supported by outstanding products to achieve our vision," concluded Mr. Marciano.

    Total net revenue for the fourth quarter of 2006 increased 25.2% to $346.4 million from $276.6 million in the fourth quarter of 2005. The Company's retail stores in the U.S. and Canada generated revenue of $240.2 million in the fourth quarter of 2006, a 16.0% increase from $207.1 million in the prior-year period. Comparable store sales increased 10.8% in the fourth quarter of 2006. Net revenue from the Company's wholesale segment increased 27.4% to $42.0 million in the fourth quarter of 2006, from $33.0 million in the prior-year period. Net revenue from the Company's European segment increased 87.4% to $42.8 million in the fourth quarter of 2006, compared to $22.9 million in the prior-year period. Licensing segment net revenue increased 56.0% to $21.3 million in the fourth quarter of 2006, from $13.7 million in the prior-year period. The Company operated 336 retail stores in the U.S. and Canada at the end of the fourth quarter 2006 versus 315 stores a year earlier.

    Operating earnings for the fourth quarter of 2006 increased 63.8% to $71.1 million from $43.4 million in the fourth quarter of 2005. Operating margin in the fourth quarter improved 480 basis points to 20.5%, compared to the prior year's quarter. This margin expansion was driven by a gross margin increase of 340 basis points to 46.0%, and an SG&A expense rate reduction of 140 basis points to 25.5% in the period.

    Full Year 2006 Results

    For the year ended December 31, 2006, the Company reported record revenues and record net earnings of $123.2 million, an increase of 109.4% compared to net earnings of $58.8 million for the year ended December 31, 2005. Diluted earnings per share increased 104.6% to $2.68 in 2006 versus $1.31 in 2005.

    Total net revenue for 2006 increased 26.6% to $1.19 billion from $936.1 million in 2005. The Company's retail stores in the U.S. and Canada generated revenue of $721.3 million for 2006, an increase of 17.7% from $612.9 million in 2005. Comparable store sales increased 12.2% for the 2006 year. Net revenue from the Company's wholesale segment increased 20.8% in 2006 to $146.3 million from $121.1 million in 2005. Net revenue from the Company's European segment increased 64.1% to $252.4 million in 2006, compared to $153.8 million in 2005. Licensing segment net revenue increased 35.0% to $65.2 million in 2006, compared to $48.3 million in 2005.

    Operating earnings for 2006 increased 89.6% to $193.0 million from $101.8 million in 2005. Operating margin for 2006 improved by 540 basis points to 16.3%. This margin expansion was driven by a gross margin increase of 310 basis points to 43.8% and a decrease in the SG&A expense rate of 230 basis points to 27.5%.

    Fiscal Year End Change

    As announced recently, the Company decided to change its fiscal year end from December 31 to the Saturday closest to January 31, effective with the current 2008 fiscal year that began on February 4, 2007 and will end on February 2, 2008. Recast historical financial information for the first three fiscal quarters of 2006 is included in today's press release as well as posted on the Company's website under the "Investor's Info" link. Results for the five-week January 2007 transition period will be reported when the Company releases its results for the first fiscal quarter ending May 5, 2007.

    Outlook

    For the recast fourth quarter ended February 3, 2007, the Company expects consolidated net revenues of approximately $385 million and diluted earnings per share between $0.95 and $0.97. These expectations include the January 2007 transition period, where same store sales growth of 12.7% and strong shipments in Europe are expected to generate a diluted earnings per share improvement of $0.12 to $0.14 versus the year-ago January. Given these expectations, for the twelve-month period ended February 3, 2007, the Company now anticipates consolidated net revenues of slightly above $1.2 billion, operating margin of 16.5% and diluted earnings per share in the range of $2.80 to $2.82. The Company noted that this twelve-month period encompasses 53 weeks, including a five-week January period.

    For the fiscal year ending February 2, 2008, the Company's expectations are as follows:

    - Consolidated net revenues are expected to range from $1.45 billion to $1.5 billion.
    -  Operating margin is expected to be about 17%.
    - Diluted earnings per share are expected to be in the range of $3.30 to $3.40.

    The fiscal year ending February 2, 2008, will include 52 weeks and a four-week January.

     For the first quarter ending May 5, 2007, the Company's expectations are as follows:

    - Consolidated net revenues are expected to range from $325 million to $335 million.
    -  Operating margin is expected to be in the low teens.
    - Diluted earnings per share are expected to be in the range of $0.52 to $0.55.

    The Company will hold a conference call at 4:30 pm (ET) on February 14, 2007 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.guessinc.com via the "Investor's Info" link. The webcast will be archived on the website for 30 days.

    Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, accessories and related consumer products. At February 3, 2007 the Company operated 334 retail stores in the United States and Canada. The Company also distributes its products through better department and specialty stores around the world. For more information about the Company, please visit www.guessinc.com.

    Except for historical information contained herein, certain matters discussed in this press release, including statements concerning the Company's future prospects and guidance for fiscal years 2007 and 2008, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. Factors which may cause actual results in future periods to differ materially from current expectations include our ability to, among other things, anticipate consumer preferences, effectively operate our retail stores, effectively manage inventories, successfully execute our strategies, including our supply chain and international growth strategies, and domestic and international general economic conditions and consumer confidence. In addition to these factors, the economic and other factors identified in the Company's most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission, including but not limited to the risk factors discussed therein, could cause actual results to differ materially from current expectations.

    Contacts:  Carlos Alberini
               President & Chief Operating Officer
               (213) 765-3582

               Dennis R. Secor
               SVP & Chief Financial Officer
               (213) 765-3289

               Joseph Teklits
               Integrated Corporate Relations
               (203) 682-8258

                          Guess?, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                  (dollars in thousands, except per share data)

                                                               Three Months Ended
                                         ---------------------------------------------------------------
                                                 December 31,                      December 31,
                                                     2006                              2005
                                         -----------------------------     -----------------------------
                                               $               %                $                %
                                         ------------     ------------     ------------     ------------
Net revenue:
  Product sales                          $    325,097             93.8%    $    262,980             95.1%
  Net royalties                                21,324              6.2%          13,669              4.9%
                                              346,421            100.0%         276,649            100.0%

Cost of product sales                         186,958             54.0%         158,919             57.4%

Gross profit                                  159,463             46.0%         117,730             42.6%

Selling, general and administrative
 expenses                                      88,353             25.5%          74,307             26.9%

Earnings from operations                       71,110             20.5%          43,423             15.7%

Other (income) expense:
  Interest expense                              2,681              0.8%           1,870              0.7%
  Interest income                              (1,640)            (0.5)%         (1,124)            (0.4)%
  Other, net                                   (1,890)            (0.5)%            ---              ---

Earnings before income taxes and
 minority interest                             71,959             20.7%          42,677             15.4%

Income taxes                                   26,144              7.5%          16,875              6.1%
Minority interest                                 132              0.0%             ---              ---

Net earnings                             $     45,683             13.2%    $     25,802              9.3%

Earnings per share:

  Basic                                  $       1.00                      $       0.58

  Diluted                                $       0.99                      $       0.57

Weighted number of shares outstanding:

  Basic                                        45,630                            44,698

  Diluted                                      46,334                            45,589

                                                                   Year Ended
                                         ---------------------------------------------------------------
                                                 December 31,                      December 31,
                                                     2006                              2005
                                         -----------------------------     -----------------------------
                                               $               %                $                %
                                         ------------     ------------     ------------     ------------
Net revenue:
  Product sales                          $  1,119,945             94.5%    $    887,782             94.8%
  Net royalties                                65,239              5.5%          48,310              5.2%
                                            1,185,184            100.0%         936,092            100.0%

Cost of product sales                         665,805             56.2%         555,223             59.3%

Gross profit                                  519,379             43.8%         380,869             40.7%

Selling, general and administrative
 expenses                                     326,356             27.5%         279,059             29.8%

Earnings from operations                      193,023             16.3%         101,810             10.9%

Other (income) expense:
  Interest expense                              7,450              0.6%           6,741              0.8%
  Interest income                              (5,947)            (0.4)%         (2,626)            (0.3)%
  Other, net                                   (4,477)            (0.4)%            ---              ---

Earnings before income taxes and
 minority interest                            195,997             16.5%          97,695             10.4%

Income taxes                                   72,715              6.1%          38,882              4.2%
Minority interest                                 114              0.0%             ---              ---

Net earnings                             $    123,168             10.4%    $     58,813              6.3%

Earnings per share:

  Basic                                  $       2.72                      $       1.33

  Diluted                                $       2.68                      $       1.31

Weighted number of shares outstanding:

  Basic                                        45,309                            44,387

  Diluted                                      46,037                            45,059

                          Guess?, Inc. and Subsidiaries
                            Consolidated Segment Data
                                 (in thousands)

                                                 Three Months Ended
                                   ----------------------------------------------
                                   December 31,     December 31,          %
                                       2006             2005             chg
                                   ------------     ------------     ------------
Net revenue:
  Retail operations                $    240,237     $    207,127               16%
  Wholesale operations                   42,030           33,002               27%
  European operations                    42,830           22,851               87%
  Licensing operations                   21,324           13,669               56%
                                   $    346,421     $    276,649               25%

Earnings (loss) from operations:
  Retail operations                $     51,324     $     36,449               41%
  Wholesale operations                    9,504            3,143              202%
  European operations                     4,977              192             2492%
  Licensing operations                   19,748           12,892               53%
  Corporate overhead                    (14,443)          (9,253)              56%
                                   $     71,110     $     43,423               64%

Operating margins:
  Retail operations                        21.4%            17.6%
  Wholesale operations                     22.6%             9.5%
  European operations                      11.6%             0.8%
  Licensing operations                     92.6%            94.3%
  Total Company                            20.5%            15.7%

                                                     Year Ended
                                   ----------------------------------------------
                                   December 31,     December 31,          %
                                       2006             2005             chg
                                   ------------     ------------     ------------
Net revenue:
  Retail operations                $    721,262     $    612,862               18%
  Wholesale operations                  146,320          121,103               21%
  European operations                   252,363          153,817               64%
  Licensing operations                   65,239           48,310               35%
                                   $  1,185,184     $    936,092               27%

Earnings (loss) from operations:
  Retail operations                $    100,436     $     65,274               54%
  Wholesale operations                   23,963            7,325              227%
  European operations                    64,211           28,103              128%
  Licensing operations                   57,189           37,804               51%
  Corporate overhead                    (52,776)         (36,696)              44%
                                   $    193,023     $    101,810               90%

Operating margins:
  Retail operations                        13.9%            10.7%
  Wholesale operations                     16.4%             6.0%
  European operations                      25.4%            18.3%
  Licensing operations                     87.7%            78.3%
  Total Company                            16.3%            10.9%

                          Guess?, Inc. and Subsidiaries
               Selected Condensed Consolidated Balance Sheet Data
                                 (in thousands)

                                                December 31,   December 31,
                                                    2006           2005
                                                ------------   ------------
                  ASSETS

Cash and cash equivalents                       $    220,333   $    171,549

Receivables, net                                     133,406         81,762

Inventories, net                                     166,122        122,037

Other current assets                                  42,557         32,670

Property and equipment, net                          164,260        144,007

Other assets                                         110,406         81,349

 Total Assets                                   $    837,084   $    633,374

LIABILITIES AND STOCKHOLDERS' EQUITY

Current installments of notes payable,
 long-term debt and capital lease               $     34,357   $     35,051

Other current liabilities                            249,273        182,175

Notes payable, long-term debt and capital
 lease, excluding current installments                18,018         53,199

Other long-term liabilities                           99,199         74,656

Minority interest                                      5,178            ---

Stockholders' equity                                 431,059        288,293

 Total Liabilities and Stockholders'
  Equity                                        $    837,084   $    633,374

                          Guess?, Inc. and Subsidiaries
                      Condensed Consolidated Cash Flow Data
                                 (in thousands)

                                                        Year Ended
                                                ---------------------------
                                                December 31,   December 31,
                                                    2006           2005
                                                ------------   ------------
Net cash provided by operating activities       $    138,253   $    149,316

Net cash used in investing activities                (71,547)       (70,314)

Net cash used in financing activities                (19,190)       (13,324)

Effect of exchange rates on cash                       1,268           (132)

Net increase in cash and cash equivalents             48,784         65,546

Cash and cash equivalents at the beginning
 of the year                                         171,549        106,003

Cash and cash equivalents at the end
 of the period                                  $    220,333   $    171,549

Supplemental information:

Depreciation and amortization                   $     38,054   $     34,639

Rent                                                  84,598         73,126

                          Guess?, Inc. and Subsidiaries
                                Retail Store Data
                                 U.S. and Canada

                                                        Year Ended
                                                ---------------------------
                                                December 31,   December 31,
                                                    2006           2005
                                                ------------   ------------
Number of stores at the beginning of the year            315            287

  Store openings                                          32             37

  Store closures                                         (11)            (9)

Number of stores at the end of the period                336            315

Total store square footage at the end
 of the period                                     1,621,000      1,563,000

                          Guess?, Inc. and Subsidiaries
             Recast Condensed Consolidated Statements of Operations
                  (dollars in thousands, except per share data)

                                              Three Months Ended                Three Months Ended
                                                   April 29,                          July 29,
                                                     2006                              2006
                                         -----------------------------     -----------------------------
                                               $               %                $                %
                                         ------------     ------------     ------------     ------------
Net revenue
  Product sales                          $    251,337             94.6%    $    247,685             94.6%
  Net royalties                                14,346              5.4%          14,264              5.4%
                                              265,683            100.0%         261,949            100.0%

Cost of product sales                         155,073             58.4%         151,618             57.9%

Gross profit                                  110,610             41.6%         110,331             42.1%

Selling, general and administrative
 expenses                                      76,333             28.7%          76,683             29.3%

Earnings from operations                       34,277             12.9%          33,648             12.8%

Other (income) expense:
  Interest expense                              1,465              0.6%           1,794              0.7%
  Interest income                              (1,227)            (0.5)%         (1,494)            (0.6)%
  Other, net                                     (297)            (0.1)%           (827)            (0.3)%

Earnings before income taxes and
 minority interest                             34,336             12.9%          34,175             13.0%

Income taxes                                   13,665              5.1%          13,652              5.1%
Minority interest                                 ---              ---             (123)            (0.0)%

Net earnings                             $     20,671              7.8%    $     20,646              7.9%

Net earnings per share:

  Basic                                  $       0.46                      $       0.46

  Diluted                                $       0.45                      $       0.45

Weighted number of shares outstanding:

  Basic                                        45,073                            45,297

  Diluted                                      45,811                            45,968

                                              Three Months Ended                  Nine Months Ended
                                                  October 28,                        October 28,
                                                     2006                               2006
                                         -----------------------------     -----------------------------
                                               $               %                $                %
                                         ------------     ------------     ------------     ------------
Net revenue
  Product sales                          $    311,914             94.9%    $    810,936             94.7%
  Net royalties                                16,902              5.1%          45,512              5.3%
                                              328,816            100.0%         856,448            100.0%

Cost of product sales                         174,285             53.0%         480,976             56.2%

Gross profit                                  154,531             47.0%         375,472             43.8%

Selling, general and administrative
 expenses                                      88,366             26.9%         241,382             28.1%

Earnings from operations                       66,165             20.1%         134,090             15.7%

Other (income) expense:

  Interest expense                              1,517              0.5%           4,776              0.6%
  Interest income                              (1,770)            (0.6)%         (4,491)            (0.5)%
  Other, net                                   (1,646)            (0.5)%         (2,770)            (0.3)%

Earnings before income taxes and
 minority interest                             68,064             20.7%         136,575             15.9%

Income taxes                                   23,963              7.3%          51,280              5.9%
Minority interest                                 111              0.0%             (12)            (0.0)%

Net earnings                             $     43,990             13.4%    $     85,307             10.0%

Net earnings per share:

  Basic                                  $       0.97                      $       1.89

  Diluted                                $       0.95                      $       1.86

Weighted number of shares outstanding:

  Basic                                        45,423                            45,243

  Diluted                                      46,125                            45,950

                          Guess?, Inc. and Subsidiaries
                        Recast Consolidated Segment Data
                                 (in thousands)

                                     Three         Three         Three         Nine
                                     Months        Months        Months        Months
                                     Ended         Ended         Ended         Ended
                                    Apr 29,       Jul 29,       Oct 28,       Oct 28,
                                     2006          2006          2006          2006
                                   ---------     ---------     ---------     ---------
Net revenue:
   Retail operations               $ 150,861     $ 166,095     $ 178,834     $ 495,790
   Wholesale operations               33,360        32,824        43,939       110,123
   European operations                67,116        48,766        89,141       205,023
   Licensing operations               14,346        14,264        16,902        45,512
                                   $ 265,683     $ 261,949       328,816     $ 856,448

Earnings (loss) from operations:
   Retail operations               $  13,689     $  20,939     $  26,787     $  61,415
   Wholesale operations                3,072         5,394         9,040        17,506
   European operations                16,944         8,219        31,103        56,266
   Licensing operations               11,888        13,232        13,115        38,235
   Corporate overhead                (11,316)      (14,136)      (13,880)      (39,332)
                                   $  34,277     $  33,648     $  66,165     $ 134,090

Operating margins:
   Retail operations                     9.1%         12.6%         15.0%         12.4%
   Wholesale operations                  9.2%         16.4%         20.6%         15.9%
   European operations                  25.2%         16.9%         34.9%         27.4%
   Licensing operations                 82.9%         92.8%         77.6%         84.0%
                                        12.9%         12.8%         20.1%         15.7%

                          Guess?, Inc. and Subsidiaries
            Recast Selected Condensed Consolidated Balance Sheet Data
                                 (in thousands)

                                                  April 29,      July 29,      October 28,
                                                    2006           2006           2006
                                                ------------   ------------   ------------
                    ASSETS

Cash and cash equivalents                       $    155,533   $    196,027   $    163,806

Restricted cash                                          ---            ---         16,361

Receivables, net                                     125,976        109,068        173,750

Inventories, net                                     108,241        132,453        144,514

Other current assets                                  34,166         36,911         39,097

Property and equipment, net                          150,730        157,755        160,677

Other assets                                          97,026        104,630        109,337

 Total Assets                                   $    671,672   $    736,844   $    807,542

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current installments of notes payable,
 long-term debt and capital lease               $     44,768   $     26,262   $     52,585

Other current liabilities                            164,536        226,805        229,159

Notes payable, long-term debt and
 capital lease, excluding current
 installments                                         52,152         46,946         41,122

Other long-term liabilities                           88,420         88,606         87,930

Minority interest                                        ---            367            478

Stockholders' equity                                 321,796        347,858        396,268

 Total Liabilities and Stockholders'
  Equity                                        $    671,672   $    736,844   $    807,542

                          Guess?, Inc. and Subsidiaries
                  Recast Condensed Consolidated Cash Flow Data
                                 (in thousands)

                                              Three            Six            Nine
                                              Months          Months         Months
                                              Ended           Ended          Ended
                                             April 29,       July 29,      October 28,
                                               2006            2006            2006
                                           ------------    ------------    ------------
Net cash (used in) provided by
 operating activities                      $    (17,726)   $     63,102    $     39,514

Net cash used in investing activities           (13,039)        (32,813)        (47,785)

Net cash provided (used in) financing
 activities                                      18,559          (2,087)          4,243

Effect of exchange rates on cash                    545             631             640

Net (decrease) increase in cash and
 cash equivalents                               (11,661)         28,833          (3,388)

Cash and cash equivalents at the
 beginning of the year                          167,194         167,194         167,194

Cash and cash equivalents at the end of
 the period                                $    155,533    $    196,027    $    163,806

Supplemental information:

Depreciation and amortization              $      8,372    $     17,888    $     27,991

Rent                                             20,160          41,195          63,003

                          Guess?, Inc. and Subsidiaries
               Recast Retail Store Data and Comparable Store Sales
                                 U.S. and Canada

                                              Three            Six            Nine
                                              Months          Months         Months
                                              Ended           Ended          Ended
                                             April 29,       July 29,      October 28,
                                               2006            2006            2006
                                           ------------    ------------    ------------
Number of stores at the
 beginning of the year                              311             311             311

 Store openings                                       9              17              27

 Store closures                                      (4)             (6)             (6)

Number of stores at the
 end of the period                                  316             322             332

Total store square
 footage at the end of
 the period                                   1,553,000       1,574,000       1,607,000

                       Three           Three         Three          Three          Twelve
                       Months          Months        Months         Months         Months
                       Ended           Ended         Ended           Ended          Ended
                      April 29,       July 29,     October 28,    February 3,    February 3,
                        2006           2006           2006           2007           2007
                     -----------    -----------    -----------    -----------    -----------
Comparable store
sales percentage
increase                    12.6%          13.7%           8.9%          11.0%          11.4%

SOURCE  Guess?, Inc.
    -0-                             02/14/2007
    /CONTACT: Carlos Alberini, President & Chief Operating Officer, +1-213-765-3582, or Dennis R. Secor, SVP & Chief Financial Officer, +1-213-765-3289, both of Guess?, Inc.; or Joseph Teklits of Integrated Corporate Relations, +1-203-682-8258, for Guess?, Inc./
    /Web site:  http://www.guessinc.com /
    (GES)